UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 20, 2024
CONSTRUCTION PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38479	26-0758017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Healthwest Drive, Suite 2 Dothan, Alabama 36303 (Address of principal executive offices) (ZIP Code)

(334) 673-9763 (Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	ROAD	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described below under Item 5.07 of this Current Report on Form 8-K (“Current Report”), on March 20, 2024, at the annual meeting of stockholders (the “Annual Meeting”) of Construction Partners, Inc. (the “Company”), stockholders approved the Construction Partners, Inc. 2024 Restricted Stock Plan (the “2024 Restricted Stock Plan”). As a result, the 2024 Restricted Stock Plan became effective on March 20, 2024. A description of the material terms of the 2024 Restricted Stock Plan is included under the heading “Proposal 3: Approval of the 2024 Restricted Stock Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 26, 2024 (the “Proxy Statement”). Such description is qualified in its entirety by reference to the full text of the 2024 Restricted Stock Plan, a copy of which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.
The Company’s stockholders also approved an amendment to the Construction Partners, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) to increase the number of shares reserved for issuance pursuant to awards under the 2018 Plan by 1,000,000 shares (such amendment, the “2018 Plan Amendment”). As a result, the 2018 Plan Amendment became effective on March 20, 2024. A description of the 2018 Plan Amendment and the material terms of the 2018 Plan are included under the heading “Proposal 4: Approval of Amendment to the Construction Partners, Inc. 2018 Equity Incentive Plan” in the Proxy Statement. Such description is qualified in its entirety by reference to the full text of the 2018 Plan Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report and is incorporated herein by reference.
Item 5.07.     Submission of Matters to a Vote of Security Holders.
On March 20, 2024, the Company held its Annual Meeting. Holders of shares of Class A and Class B common stock representing a total of 129,713,331 votes were present or represented by proxy at the Annual Meeting, representing 96.9% of the Company’s total voting power as of the January 22, 2024 record date for the Annual Meeting. The final results of voting on each of the matters submitted to a vote of the stockholders at the Annual Meeting are as follows:
Proposal 1: Election of Class III Directors

Name	Votes For	Withhold Authority	Broker Non-Votes
Michael H. McKay	111,555,282	15,955,349	2,202,700
Stefan L. Shaffer	116,266,693	11,243,938	2,202,700
Noreen E. Skelly	117,240,252	10,270,379	2,202,700
Proposal 2: Ratification of Appointment of Independent Registered Public Accountants

Votes For	Votes Against	Abstentions
129,663,167	48,414	1,750
Proposal 3: Approval of Adoption of the 2024 Restricted Stock Plan

Votes For	Votes Against	Broker Non-Votes	Abstentions
107,239,829	20,254,324	2,202,700	16,478
Proposal 4: Approval of the 2018 Plan Amendment

Votes For	Votes Against	Broker Non-Votes	Abstentions
125,251,637	2,240,726	2,202,700	18,268

As a result of the foregoing votes, the Company’s stockholders (i) reelected Messrs. McKay and Shaffer and Ms. Skelly as Class III directors of the Company each for a term set to expire at the 2027 annual meeting of the Company’s stockholders, (ii) ratified the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024, (iii) approved the adoption of the 2024 Restricted Stock Plan and (iv) approved the 2018 Plan Amendment to increase the number of shares reserved for issuance pursuant to awards under the 2018 Plan.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1*	Construction Partners, Inc. 2024 Restricted Stock Plan
10.2*	Second Amendment to the Construction Partners, Inc. 2018 Equity Incentive Plan
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTRUCTION PARTNERS, INC.

Date: March 22, 2024	By:	/s/ Gregory A. Hoffman
Gregory A. Hoffman
Senior Vice President and Chief Financial Officer